UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 4, 2024

HOOKER FURNISHINGS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2024, Hooker Furnishings Corporation (the “Company”) and Tod R. Phelps, Senior Vice-President-Operations and Chief Information Officer, reached an agreement separating Mr. Phelps from the Company effective immediately. Consistent with the terms of separation “without cause” as outlined in the Company’s Proxy Statement filed on Schedule 14A on May 3, 2024, Mr. Phelps will receive a cash severance equal to twelve (12) months of salary ($330,000) and the value of his restricted stock units as of the date of termination on a pro-rated basis ($109,000).

“We are making this change as part of a larger cost savings project, originally announced in June 2024. This project is aimed at reducing operating costs and improving profitability and is driven by persistent low demand in the home furnishings industry caused by the current poor macro-economic environment,” said Jeremy Hoff, CEO of Hooker Furnishings Corporation.

“Tod has been an integral part of Hooker for over seven years and has served in key roles during his tenure. He joined the Company as Chief Information Officer (CIO) in 2017 and was named Senior Vice President – Operations and CIO in February 2021. He led the Company’s recent ERP implementation project which was completed in our Legacy Hooker divisions last year,” Hoff said. “We thank him for his service and wish him well in his future endeavors,” Hoff concluded.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNISHINGS CORPORATION By: /s/ Paul A. Huckfeldt Paul A. Huckfeldt Chief Financial Officer and Senior Vice-President – Finance and Accounting

Date: September 4, 2024